Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the registration statements of BIO-key International, Inc. on Form S-8 (file nos. 333- 233737, 333-212066, 333-257520 and 333-257754), Form S-1 (file no. 333-239782), and Form S-3 (file nos. 333-233713, 333-225934 and 333-257875) of our report dated March 31, 2022 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2021.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

March 31, 2022